INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Novastar Resources Ltd.
(An Exploration Stage Company)

We consent to the incorporation by reference in the Registration Statement of Novastar Resources Ltd. (An Exploration Stage Company) on Form SB-2, pertaining to 113,648,406 shares of its common stock, or our Report of Independent Registered Public Accounting Firm, dated October 11, 2005, with respect to the financial statements of Novastar Resources Ltd. included in the annual report on Form 10-KSB, comprising the consolidated balance sheet as at June 30, 2005, the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year ended June 30, 2005 and for the cumulative period from June 28, 1999 (inception) to June 30, 2005, as filed with the Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Telford Sadovnick, P.L.L.C.
TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

August 9, 2006